UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 27, 2012

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108 San Diego, CA (Address of Principal Executive Offices)	92122 (Zip Code)
Registrant's telephone number, including area code: (914) 620-2700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed to include disclosures that amend and supplement those disclosures made by Retail Opportunity Investments Corp. (the “Company”), in its Current Reports on Form 8-K (the “Original Form 8-Ks”) filed with the Securities and Exchange Commission on January 2, 2013, and February 7, 2013, as set forth below.  The combined financial statements and pro forma financial information described in Item 9.01 below should be read in conjunction with the Original Form 8-Ks and this Amendment.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 4, 2012, a subsidiary of the Company acquired a shopping center known as Cypress West from H.R. Barros Cypress Limited Partnership for an aggregate purchase price of approximately $27.75 million, in cash. The shopping center is located in Cypress, California, in Orange County and at the time of acquisition was 94.1% leased. The shopping center is approximately 106,000 square feet and is anchored by Ralph’s Supermarket (Kroger) and Rite Aid.

On December 27, 2012, a subsidiary of the Company acquired a shopping center known as Redondo Beach Plaza from HRB Redondo Beach Plaza Limited Partnership for an aggregate purchase price of approximately $30.75 million, in cash. The shopping center is located in Redondo Beach, California, within the Los Angeles metropolitan area and at the time of acquisition was 98.8% leased. The shopping center is approximately 111,000 square feet and is anchored by Von’s Supermarket (Safeway).

On December 27, 2012, a subsidiary of the Company acquired a shopping center known as Harbor Place Center from H.R. Barros Harbor, LLC for an aggregate purchase price of approximately $27.60 million, in cash. The shopping center is located in Garden Grove, California, in Orange County and at the time of acquisition was 100% leased. The shopping center is approximately 120,000 square feet and is anchored by Albertson’s Supermarket and Ross Dress for Less. Albertson’s Supermarket is currently paying rent under their lease but is no longer operating at the shopping center.

On November 13, 2012, the Company entered into an Agreement of Purchase and Sale and Escrow Instructions (the “Diamond Bar Purchase Agreement”) with H.R. Barros Family Limited Partnership to acquire a shopping center known as Diamond Bar Town Center shopping center (“Diamond Bar Town Center”) for an aggregate purchase price of approximately $27.80 million. The shopping center is located in Diamond Bar, California, within the Los Angeles metropolitan area and is currently 91.2% leased. The shopping center is approximately 107,000 square feet and is anchored by Wal-Mart Market grocery store.  On February 1, 2013, the Company completed the acquisition of Diamond Bar Town Center pursuant to the Diamond Bar Purchase Agreement, for an adjusted aggregate purchase price of approximately $27.4 million.

In connection with the acquisitions of the Properties (collectively, “The Barros Properties”), the Company filed the Original Form 8-Ks describing the acquisitions.  The Company is now filing this Amendment to include the combined financial statements and pro forma financial information required by Item 9.01 of Form 8-K, to amend and supplement the disclosures in the Original Form 8-Ks.

Item 9.01 Financial Statements and Exhibits.

(a)	Combined Financial Statement of Business Acquired.

The Barros Properties

•	Independent Auditors’ Report

•	Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2011 (Audited) and nine months ended September 30, 2012 (Unaudited)

•	Notes to Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2011 (Audited) and nine months ended September 30, 2012 (Unaudited)

(b)	Pro Forma Financial Information.

•	Pro Forma Consolidated Balance Sheet as of September 30, 2012 (Unaudited)

•	Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2012 (Unaudited)

•	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011 (Unaudited)

•	Notes to Pro Forma Consolidated Financial Statements (Unaudited)

(c)	Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Auditors
99.1	Combined Financial Statement and Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated: February 22, 2013	By:	/s/ Michael B. Haines
Michael B. Haines Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Auditors
99.1	Combined Financial Statement and Pro Forma Financial Information